UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
October 20, 2006
___________________________

L Q CORPORATION, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE
(STATE OR OTHER JURISDICTION OF INCORPORATION)

000-25977 (COMMISSION FILE NUMBER)	77-0421089 (I.R.S. EMPLOYER IDENTIFICATION NO.)

888 Seventh Avenue New York, New York 10019 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(212) 974-5730
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 20, 2006, James A. Mitarotonda delivered to the secretary of L Q Corporation, Inc. (the “Company”) notice of his resignation as a director and Chairman of the Board of the Company, effective as of the close of business on October 23, 2006. Mr. Mitarotonda had no disagreements with the Company on any matter relating to the Company's operations, policies or practices, and resigned in order to ensure that he had adequate time to devote to his other professional responsibilities. The Board of Directors of the Company thanks Mr. Mitarotonda for his dedicated service and valued contributions to the Company.

On October 23, 2006, the Board of Directors of the Company appointed Steven Berns, a director of the Company, to serve as Chairman of the Board of Directors, effective as of the close of business on October 23, 2006.

On October 23, 2006, the Board of Directors of the Company elected Dianne K. McKeever to serve as a director of the Company, effective as of the close of business on October 23, 2006. Ms. McKeever, 28, has been a research analyst at Barington Capital Group, L.P., an investment firm (“Barington”), since October 2001. Ms. McKeever received a B.S. from New York University and a B.E. from Stevens Institute of Technology.

Barington and a group of other investors which have joined with Barington in the filing of a statement on Schedule 13D collectively own greater than 10% of the outstanding common stock of the Company. Mr. Mitarotonda is Chairman, President and Chief Executive Officer of a corporation that is the general partner of Barington. The Company is party to a Services Agreement under which Barington provides, among other things, certain administrative, accounting and other services on the Company’s behalf as further disclosed under Item 1.01 of the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 12, 2006, which disclosure is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            L Q CORPORATION, INC.

Dated:   October 24, 2006                                By: /s/ Melvyn Brunt
                                   Melvyn Brunt
                                                   Chief Financial Officer and
                                   Secretary